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                                                                    Exhibit 5.1


                 Paul, Weiss, Rifkind, Wharton & Garrison LLP
                         1285 Avenue of the Americas
                          New York, N.Y. 10019-6064



                                 May 4, 2004



SpectraSite, Inc.
400 Regency Forest Drive
Cary, North Carolina  27511


                              SpectraSite, Inc.
           Registration Statement on Form S-3 (File No. 333-114800)
                       ------------------------------

Ladies and Gentlemen:

                  In connection with the above-captioned Registration Statement (the "Registration Statement"), an amendment to which is being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested that we furnish our opinion as to the legality, for sale thereunder, of up to 10,362,395 shares (the "Shares") of common stock, par value $0.01 per share, of SpectraSite, Inc., a Delaware corporation (the "Company"), that are currently outstanding that may be offered by certain stockholders of the Company (including outstanding shares that may be offered by certain stockholders of the Company upon exercise of the underwriters' over-allotment option).



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SpectraSite, Inc.                                                             2


                  In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including any amendments thereto), the form of the Underwriting Agreement included as Exhibit 1.1 to the Registration Statement, the Company's Third Amended and Restated Certificate of Incorporation included as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, the Company's Third Amended and Restated By-laws included as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, such corporate records of the Company that we have considered appropriate and those other certificates, agreements and documents that we deemed relevant and necessary as a basis for our opinion. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the above-mentioned documents and upon certificates of public officials and officers of the Company.

                  In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all such latter documents, the legal capacity of all individuals who have executed any of the documents reviewed by us and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.


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SpectraSite, Inc.                                                             3


                  Based upon the foregoing, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

                  Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders under these laws, that are currently in effect.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the Rules.


                              Very truly yours,

                              /s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
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                              PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP